UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2015 (June 30, 2015)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On June 30, 2015, BancorpSouth, Inc. (the “Company”) issued a news release announcing the extension of its respective Merger Agreements (defined below) with Central Community Corporation (“CCC”) and Ouachita Bancshares Corp. (“Ouachita”). A copy of the news release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The disclosure set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Section 8 – Other Events

Item 8.01.	Other Events.

The Company and each of Ouachita and CCC have determined that additional time will be required to obtain regulatory approvals and to satisfy closing conditions necessary to complete their respective mergers (each, a “Merger” and, collectively, the “Mergers”). Accordingly, on June 30, 2015, the Company and Ouachita entered into an amendment (the “Ouachita Amendment”) to their respective Agreement and Plan of Reorganization, dated January 8, 2014, as amended by that certain Amendment No. 1 to Agreement and Plan of Reorganization, dated July 21, 2014 (the “Ouachita Merger Agreement”), and, on June 30, 2015, the Company and CCC entered into an amendment (the “CCC Amendment” and, together with the Ouachita Amendment, the “Amendments”) to their respective Agreement and Plan of Reorganization, dated January 22, 2014, as amended by that certain Amendment No. 1 to Agreement and Plan of Reorganization, dated July 21, 2014 (the “CCC Merger Agreement” and, together with the Ouachita Merger Agreement, the “Merger Agreements”).

The Ouachita Amendment, among other things, (a) extends the Ouachita Merger Agreement until December 31, 2015, (b) provides for the payment by the Company of minimum aggregate Merger consideration of approximately $111.1 million, and (c) allows Ouachita to terminate the Ouachita Merger Agreement if the Average Closing Price (as defined in the Ouachita Merger Agreement) of the Company’s common stock is less than $19.20.

The CCC Amendment, among other things, (a) extends the CCC Merger Agreement until December 31, 2015, (b) provides for the payment by the Company of minimum aggregate Merger consideration of approximately $202.5 million, (c) allows CCC to terminate the CCC Merger Agreement if the Average Closing Price (as defined in the CCC Merger Agreement) of the Company’s common stock is less than $19.20 and (d) provides that, if the CCC Merger Agreement is terminated for certain reasons, including by reason of disapproval of the Merger by a governmental body, the Company must pay CCC termination fees and expenses of up to $1.25 million.

The foregoing description of the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendments which are filed as Exhibit 2.1 and Exhibit 99.1, respectively, with this Current Report on Form 8-K and which are incorporated herein by reference in their entirety.

The Mergers have been unanimously approved by the boards of directors of all three companies, as applicable, and by the shareholders of Ouachita and CCC. The Mergers remain subject to required regulatory approvals and the satisfaction of other closing conditions.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Amendment No. 2 to Agreement and Plan of Reorganization, dated June 30, 2015, by and between BancorpSouth, Inc. and Central Community Corporation

Exhibit 99.1	Amendment No. 2 to Agreement and Plan of Reorganization, dated June 30, 2015, by and between BancorpSouth, Inc. and Ouachita Bancshares Corp.

Exhibit 99.2	News Release issued on June 30, 2015 by BancorpSouth, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer

Date: July 1, 2015

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 2 to Agreement and Plan of Reorganization, dated June 30, 2015, by and between BancorpSouth, Inc. and Central Community Corporation

99.1	Amendment No. 2 to Agreement and Plan of Reorganization, dated June 30, 2015, by and between BancorpSouth, Inc. and Ouachita Bancshares Corp.

99.2	News Release issued on June 30, 2015 by BancorpSouth, Inc.